UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 3, 2018
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (I.R.S Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Effective January 1, 2018, The Coca-Cola Company (the "Company") reclassified certain revenue streams and related cost of goods sold from the Company's Bottling Investments operating segment to its North America operating segment.

Additionally, as previously disclosed, effective January 1, 2018, the Company adopted Accounting Standards Update ("ASU") 2017–07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. This ASU is required to be applied retrospectively, and therefore the Company reclassified the non–service cost components of net periodic pension cost and net periodic postretirement benefit cost, along with certain other benefit plan charges and curtailment charges, from operating income to other income (loss) – net in our statements of income.

Attached as Exhibit 99.1 is a schedule of unaudited reclassified data reflecting the changes described above. The information in this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Schedule of Reclassified Operating Segment Data and Reclassified Data within Statements of Income

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: April 3, 2018	By:	/s/ MARK RANDAZZA
Mark Randazza Vice President, Assistant Controller and Chief Accounting Officer